Exhibit 21

INTERACTIVE DATA CORPORATION SUBSIDIARIES

as of December 31, 2008

Subsidiary Name	State or country of incorporation or organization
Infotec Holdings Corp.	Delaware
Subsidiaries of Infotec Holdings Corp.
Interactive Data Pricing and Reference Data, Inc.	Delaware
Subsidiaries of Interactive Data Pricing and Reference Data, Inc
Exshare Financial, Inc.	Delaware
Interactive Data Canada, Inc.	Canada
FT Information (Philippines) Inc.	Philippines

IDCO Worldwide Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Worldwide Holdings Ltd.
IDCO Overseas Capital Management Ltd.	United Kingdom
IDCO Overseas Holdings Ltd.	United Kingdom
Subsidiaries of IDCO Overseas Holdings Ltd.
Interactive Data (Australia) Pty Ltd.	Australia
Interactive Data (Singapore) PTE Ltd.	Singapore
FT Interactive Data (Ireland) Ltd.	Ireland
FT Interactive Data (Jersey) Ltd.	Channel Islands, UK
eSignal (Europe) Ltd.	United Kingdom
Interactive Data (Hong Kong) Ltd.	Hong Kong, PRC
Interactive Data Corporation France S.A.S.	France
Interactive Data (Europe) Ltd.	United Kingdom
Subsidiaries of Interactive Data (Europe) Ltd.
Kler’s Financial Data Service S.r.l.	Italy
Interactive Data Japan KK	Japan
Exshare Financial (US) Ltd.	United Kingdom
Exshare Statistical Services Ltd.	United Kingdom
W & W Ltd.	United Kingdom
Exshare Computing Ltd.	United Kingdom
Subsidiary of Exshare Computing Ltd.
The Exchange Telegraph Company Ltd.	United Kingdom

Detective Nominees, Inc.	Delaware

GTIS Corporation	Delaware
Subsidiary of GTIS Corporation
GTIS Europe, Ltd.	United Kingdom

Interactive Data Real Time Services, Inc.	New York

BI Purchasing, Inc.	Utah

Checkrite International, Inc.	Utah
Subsidiary of Checkrite International, Inc.
Checkrite, Ltd.	Colorado
Subsidiaries of Checkrite, Ltd.
Checkrite of California, Inc.	California
Checkrite of Minnesota, Inc.	Minnesota
Checkrite of Oregon, Inc.	Oregon
Checkrite of Kansas City, Inc.	Kansas
Checkrite Oklahoma City, Inc.	Oklahoma

CSN, Inc.	Utah

eSignal, Inc.	Delaware

eSignal.com, Inc.	Delaware

Bonneville Equipment Company	Utah

Subsidiary Name	State or country of incorporation or organization

Shark Holdings, Inc.	Delaware

Data Broadcasting Corp.	British Virgin Isles

Interactive Data Managed Solutions, LLC Interactive Data Management & Services Verwaltung GmbH	Delaware Germany
Subsidiary of Interactive Data Management & Services, LLC and Interactive Data Management & Services Verwaltung GmbH
Interactive Data Management & Services GmbH & Co. K.G.	Germany
Subsidiaries of Interactive Data Management & Services GmbH & Co. K.G.
Interactive Data Managed Solutions Nordic Oy	Finland
Interactive Data Managed Solutions AG	Germany
Subsidiaries of IS.Teledata AG
Interactive Data Managed Solutions S.r.l.	Italy
Interactive Data Managed Solutions S.L.	Spain
Interactive Data Managed Solutions Ltd.	United Kingdom
Interactive Data Managed Solutions AG	Switzerland
IS.Teledata MD Solutions France SAS	France

Interactive Data Cayman Ltd.	Cayman Islands

IDCO Canada Holdings Inc.	Canada

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